Exhibit 99.1

FOR IMMEDIATE RELEASE
December 3, 2025

QuinStreet Announces Agreement to Acquire HomeBuddy

HomeBuddy will extend QuinStreet’s Modernize Home Services platform and market footprint with complementary new products, media, and clients

QuinStreet, Inc. (NASDAQ: QNST), a leader in performance marketplaces and technologies for the financial and home services industries, announced today that on November 30, 2025, it entered into a definitive agreement to acquire SIREN GROUP AG d/b/a as HomeBuddy (“HomeBuddy”), a digital marketplace platform that matches homeowners with the most appropriate home services professional. QuinStreet will integrate HomeBuddy into its Modernize Home Services business, advancing Modernize’s mission to support home services professionals “from inquiry to install” at scale.

HomeBuddy will extend the Modernize Home Services platform in several ways:

•	HomeBuddy will add an important new product line to the platform: exclusive, high-intent leads, distributed in an auction format, adding another high-demand product option to our engine to deliver measurable ROI and predictable, sustainable business growth for home services professionals.

•	HomeBuddy will add a new consumer brand with important digital media buying and reach, adding new networks, technology, integrations, and data to our platform, enabling us to immediately expand our supply of project opportunities to our home services clients, and providing an important new channel for growth at scale.

•	HomeBuddy will add new home services professionals to our network, growing our client base to more than 2,000 enterprise and regional professionals operating in more than 30 high-value, high-consideration trades.

•	HomeBuddy will further strengthen our foundation for delivering new products and services to our clients, most importantly, our 360 Finance home improvement finance marketplace.

The home improvement sector is vast, with consumer spending on home improvement estimated at $522 billion in 2023 and expected to reach $615 billion by 2029. The sector encompasses remodeling, renovation, and repair services, and continues to grow as homeowners prioritize personalization, benefit from rising home equity, age in place, and adapt to remote work lifestyles. QuinStreet estimates home improvement professionals spend $30 billion to $60 billion per year on marketing, and while spend allocation to digital is growing rapidly, it is still early and underrepresented. Performance marketing as a segment of spend is growing fast and accelerating as home improvement professionals seek measurable results and to reach consumers where they increasingly begin their search: online.

“The HomeBuddy team has built a model that delivers exclusive, high-intent homeowner demand at scale, and the combination with Modernize allows us to extend that capability across a broader platform,” said Nikolai von Loeper, CEO of HomeBuddy. “By joining with Modernize, we’re combining complementary capabilities in a way that expands access to high-quality opportunities across more channels for home services professionals.”

“HomeBuddy’s demand-generation capabilities align closely with our performance-focused marketing platform, strengthening the combined platform’s overall capacity and potential for at-scale growth,” said Tim Stevens, COO of QuinStreet. “Home services professionals benefit from increased reach and a broader range of data and tools to run their businesses more effectively.”

Under the terms of the Share Purchase Agreement, QuinStreet will acquire HomeBuddy for $115 million in cash at closing and $75 million in post-closing payments payable equally over four years, subject to certain closing adjustments.  QuinStreet expects to finance a portion of the closing payment through borrowings under a new credit facility expected to be established on or prior to the closing of the transaction.  The transaction is subject to the satisfaction of customary closing conditions, including regulatory approval, and is expected to close in the first quarter of 2026.

For the twelve months ended September 30, 2025, HomeBuddy generated approximately $141 million in revenue.  QuinStreet believes the acquisition of HomeBuddy would have been accretive to QuinStreet’s revenue and adjusted EBITDA for the same period.  QuinStreet expects the acquisition will be accretive to its adjusted EBITDA and EPS, adding an expected $30 million or more of adjusted EBITDA in the first twelve months following closing of the transaction, with significant expected growth from there as significant and already identified synergies of the transaction are implemented.  More details about the transaction will be shared in QuinStreet's FY2026 Q2 earnings call in February 2026, and in subsequent reports filed with the Securities and Exchange Commission.

About QuinStreet, Inc.

QuinStreet, Inc. (NASDAQ: QNST) is a pioneer in delivering online marketplace solutions to match searchers with brands in digital media. QuinStreet is committed to providing consumers and businesses with the information and tools they need to research, find and select the products and brands that meet their needs.

About Modernize Home Services

Modernize Home Services is a leading home improvement performance marketing platform connecting homeowners with trusted contractors across the United States. With millions of homeowner inquiries annually and a robust suite of performance solutions, Modernize helps contractors grow more profitably through high-intent demand, digital engagement, and data-driven insights. Visit www.modernize.com.

About HomeBuddy

HomeBuddy is a home services demand generation provider specializing in exclusive, high-intent homeowner inquiries that help contractors win more business with greater predictability. Built on a commitment to quality and contractor success, HomeBuddy delivers a proven model designed to drive stronger ROI, higher conversion potential, and sustainable growth.  Visit www.homebuddy.com.

Legal Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. This includes, but is not limited to, statements regarding estimates and forecasts of financial and performance metrics and expectations and timing related to potential benefits, terms and timing of the transaction. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “target,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. Other words and terms of similar meaning or import in connection with any discussion of future plans, actions, events or operating, financial or other performance identify forward-looking statements. You should not place undue reliance on forward-looking statements, because they involve known and unknown risks, uncertainties, and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance. In particular, these forward-looking statements include statements regarding our pending acquisition of HomeBuddy, which is subject to closing conditions, and which may not be completed in a timely fashion or at all, disrupt our business operations, be more difficult or costly than expected or fail to achieve the anticipated benefits. Other factors that could materially affect actual results, levels of activity, performance, or achievements can be found in our quarterly reports on Form 10-Q, annual reports on Form 10-K, and current reports on Form 8-K filed with the Securities and Exchange Commission. If any of these risks or uncertainties materialize or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement in this press release reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

Investor Contact

Robert Amparo
Email: ramparo@quinstreet.com
Phone: (347) 223-1682

Media Contact

Jamie Smith
Email: jsmith@modernize.com
Phone: 856-889-2671
Website: www.modernize.com